UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/02/2006

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On June 2, 2006, First State Bancorporation (the "Company") held its annual meeting of shareholders. During the annual meeting, the shareholders of the Company elected five director nominees; Michael R. Stanford, Nedra Matteucci, Lowell A. Hare and A.J. (Jim) Wells, for terms ending at the 2009 annual meeting or until their successors are duly elected and qualified, and Daniel H. Lopez, Ph.D., for a term ending at the 2008 annual meeting or until his successor is duly elected and qualified. The shareholders approved an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and approved an amendment to the Company's 2003 Equity Incentive Plan ("2003 Plan") to increase the number of shares available for grant under the 2003 Plan from 1,500,000 to 2,000,000. The shareholders also ratified the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2006.

Item 9.01.    Financial Statements and Exhibits

(d) Text of the Amendment to the Company's Articles of Incorporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: June 05, 2006	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of the Amendment to the Company's Articles of Incorporation.